Exhibit 99.1

aaiPharma Announces that Sicor has Reacquired Marketing Rights to Calcitriol

Wilmington, N.C., December 23, 2004 — aaiPharma Inc. (NASDAQ: AAII) today announced that SICOR Pharmaceuticals, Inc., a wholly owned subsidiary of Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA), has reacquired its U.S. marketing rights for calcitriol injection in exchange for certain payments to aaiPharma. Additional details were not disclosed.

Calcitriol injection vial is a drug used primarily to treat chronic kidney dialysis patients with abnormally low levels of calcium in their blood.

According to Dr. Ludo J. Reynders, President and CEO of aaiPharma, “This transaction represents a small but important step in our initiative to rationalize and simplify our business.”

About aaiPharma

aaiPharma Inc. is a science-based pharmaceutical company focused on pain management, with corporate headquarters in Wilmington, North Carolina. With more than 25 years of drug development expertise, the Company is focused on developing and marketing branded medicines in its targeted therapeutic areas. aaiPharma‘s development efforts are focused on developing improved medicines from established molecules through its research and development capabilities. For more information on the Company, including its product development organization AAI Development Services, please visit aaiPharma‘s website at www.aaipharma.com.

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